UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2013

NCI, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51579	20-3211574
(State or Other Jurisdiction of Incorporation)	(commission file number)	(IRS Employer Identification No.)

11730 Plaza America Drive, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 707-6900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 5, 2013, upon the unanimous recommendation of the Nominating/Governance Committee of the Board of Directors of NCI, Inc. (the “Company”), the Company’s Board of Directors approved the appointment of Mr. Austin Yerks to the Board.

Mr. Yerks has been a senior executive in the Federal marketplace for more than 30 years. Most recently, Mr. Yerks was the president of CSC’s North American Public Sector Defense and Intelligence Group. Prior to that Mr. Yerks was the president of CSC’s Federal Business Development organization responsible for all business development and strategic marketing oversight for the operational business units of CSC’s federal sector.

A copy of the June 11, 2013 press release announcing the election of Mr. Yerks is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	NCI, Inc. Press Release, dated June 11, 2013, announcing that Mr. Austin Yerks has joined the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI, Inc.

Date: June 11, 2013	By:	/s/ Michele R. Cappello
Michele R. Cappello
Senior Vice President, General Counsel, and Secretary